Exhibit 10.5

OMNIBUS AMENDMENT

This Omnibus Amendment is made effective as of April 1, 2015 (the “Effective Date”).

WHEREAS, on March 28, 2007, MRI Interventions, Inc. f/k/a Surgi-Vision, Inc. and SurgiVision, Inc. (the “Company”) awarded Kimble Jenkins (the “Executive”) an option to purchase 5,000 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain SurgiVision, Inc. Incentive Stock Option Agreement under the Surgi-Vision, Inc. 2007 Stock Incentive Plan; and

WHEREAS, on September 16, 2008, the Company awarded the Executive an option to purchase 2,500 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain SurgiVision, Inc. Incentive Stock Option Agreement under the Surgi-Vision, Inc. 2007 Stock Incentive Plan; and

WHEREAS, on November 8, 2008, the Company awarded the Executive an option to purchase 2,500 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain SurgiVision, Inc. Incentive Stock Option Agreement under the Surgi-Vision, Inc. 2007 Stock Incentive Plan; and

WHEREAS, on December 10, 2009, the Company awarded the Executive an option to purchase 2,500 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain SurgiVision, Inc. Non-Qualified Stock Option Agreement under the Surgi-Vision, Inc. 2007 Stock Incentive Plan; and

WHEREAS, on December 13, 2010, the Company awarded the Executive an option to purchase 509,200 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain Award Agreement under the SurgiVision, Inc. 2010 Non-Qualified Stock Option Plan; and

WHEREAS, on December 13, 2010, the Company awarded the Executive an option to purchase 160,800 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain Award Agreement under the SurgiVision, Inc. 2010 Non-Qualified Stock Option Plan; and

WHEREAS, on April 13, 2012, the Company awarded the Executive an option to purchase 303,000 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain Non-Qualified Stock Option Agreement under the MRI Interventions, Inc. 2012 Incentive Compensation Plan; and

WHEREAS, on April 13, 2012, the Company awarded the Executive an option to purchase 300,000 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain Incentive Stock Option Agreement under the MRI Interventions, Inc. 2012 Incentive Compensation Plan; and

WHEREAS, on November 5, 2013, the Company awarded the Executive an option to purchase 85,000 shares of the Company’s common stock, par value $0.01 per share, which award is evidenced by that certain Non-Qualified Stock Option Agreement under the MRI Interventions, Inc. 2013 Incentive Compensation Plan; and

WHEREAS, the Company and the Executive entered into an employment agreement effective January 1, 2015 (the “Employment Agreement”), which Employment Agreement, among other things, amended the terms of each of the award agreements above and any other award agreement granting stock options or restricted stock of the Company to the Executive (collectively, the “Equity Grant Agreements”) with respect to vesting and exercisability in the event of the termination of the Executive’s employment under certain circumstances; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement and further amend the Equity Grant Agreements in the manner set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Defined Terms. Capitalized terms that are used but not defined in this Amendment shall have the meanings ascribed to such terms in the Employment Agreement.

2.     Option Exercise. Notwithstanding the terms of the Employment Agreement or any Equity Grant Agreement to the contrary, upon a Termination Without Cause, which the parties acknowledge and agree will occur on the Effective Date, (i) all options and restricted stock granted to the Executive which do not constitute deferred compensation under Section 409(A) of the Internal Revenue Code of 1986, as amended, shall become fully vested on the Effective Date and immediately prior to the termination of Executive's employment with the Company, and (ii) the Executive shall have until the expiration date provided in the applicable Equity Award Agreement to exercise any options. In the event of any conflict between the terms of this Section 2 and the terms of the Employment Agreement or any Equity Grant Agreement heretofore granted to the Executive, the terms of this Section 2 shall control and govern.

3.     Confirmation of Terms. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Employment Agreement and the Equity Grant Agreements shall continue in full force and effect as provided therein.

4.     Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the Effective Date.

MRI INTERVENTIONS, INC. By: /s/ F. P. Grillo Name: F. P. Grillo Title: CEO

This Amendment is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

/s/ Kimble L. Jenkins Kimble L. Jenkins

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